UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

TESORO LOGISTICS LP
(Exact name of registrant as specified in its charter)

Delaware	001-35143	27-4151603

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

2017 Base Salaries

On February 16, 2017, the Chairman of the Board and independent directors (the “Committee”), acting pursuant to authority delegated by the Board of Directors (the “Board”) of Tesoro Logistics GP, LLC (the “Company”), the general partner of Tesoro Logistics LP (the “Partnership”), approved an increase in the base salaries of Phillip M. Anderson, President of the Company, to $395,200, and Don J. Sorensen, Senior Vice President, Operations of the Company, to $424,400, each effective February 19, 2017.

2016 Incentive Compensation Payouts

On February 16, 2017, the Committee, acting pursuant to authority delegated by the Board, approved payouts under the Tesoro Corporation 2016 Incentive Compensation Program of $340,235 for Mr. Anderson and $330,312 for Mr. Sorensen.

2017 Incentive Compensation Program

On February 16, 2017, the Committee, acting pursuant to authority delegated by the Board, approved the participation of Messrs. Anderson and Sorensen in the Tesoro Corporation 2017 Incentive Compensation Program (the “2017 Program”). The 2017 Program, as applied to Mr. Anderson and Mr. Sorensen, consists of two equally weighted components: Tesoro Corporation’s overall performance and Business Unit performance.

The performance results of Tesoro Corporation and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items and other factors, as approved by Tesoro Corporation’s Compensation Committee, to determine the total amount, if any, available under the 2017 Program, and can range from 0% to 200%. The Committee has discretion to adjust individual awards based on an assessment of each executive officer’s overall performance.

Component 1. Corporate Performance - Corporate performance metrics include the following:

•
Achievement of earnings before interest, taxes, depreciation and amortization measured on a margin neutral basis (this is the most heavily weighted metric, constituting 50% of the bonus opportunity for the corporate performance component)

•	Growth & Productivity Improvements - Targeted improvements in growth and productivity to create value (this metric constitutes 20% of the bonus opportunity for the corporate performance component)

•	Cost Management - Measurement of operating expenditures versus budget (this metric constitutes 15% of the bonus opportunity for the corporate performance component)

•	Process Safety Management - Targeted improvement in the number of process safety incidents (this metric constitutes 7.5% of the bonus opportunity for the corporate performance component)

•	Environmental - Targeted improvement in the number of environmental incidents (this metric constitutes 7.5% of the bonus opportunity for the corporate performance component)

An assessment of each executive officer’s overall performance, taking into account the performance of their respective business units, successful achievement of goals, business plan execution, and other leadership attributes, will be used as the basis for adjusting an executive officer’s payout above or below the amount determined by the overall Corporate Performance.

Component 2. Business Unit Performance - measured against target with the range of outcomes between 0% to 200%. Business Unit performance is measured through balanced scorecards with performance metrics including, but not limited to:

•	Safety and Environmental;

•	Cost Management;

•	Improvements in EBITDA; and

•	Business improvement and value creation initiatives.

The business units and target payout amounts for Messrs. Anderson and Sorensen are:

Executive Officers	Business Unit	Total Target Payout Amount*
Phillip M. Anderson	The Partnership	80%
Don J. Sorensen	Business unit results are tied to the Partnership’s performance as well as the performance of all of Tesoro’s logistical assets (other than the Partnership and including logistics assets for which the Partnership may have the right of first refusal)	75%
_________
*    As a percentage of base salary earnings during 2017.

Grant of Awards to Named Executive Officers

On February 16, 2017, the Committee, acting pursuant to authority delegated by the Board, approved the following grants of awards to the Chief Executive Officer and other named executive officers (with Mr. Goff abstaining from voting on his award):

Named Executive Officers & Title	Target Number of Performance-Based Phantom Units
Gregory J. Goff, CEO and Chairman of the Board	38,054
Phillip M. Anderson President	3,721
Don J. Sorensen Senior Vice President, Operations	4,398
Steven M. Sterin Executive Vice President and Chief Financial Officer	7,780
Kim K.W. Rucker Executive Vice President and General Counsel	5,920

The awards were made according to the terms of the form of performance phantom unit agreement (the “Award Agreement”) pursuant to which performance phantom units may be issued under the Tesoro Logistics LP 2011 Long-Term Incentive Plan (as amended and restated, the “Plan”), as well as the related 2017 Grant Performance Vesting Phantom Units Summary (the “Phantom Units Summary”). The Award Agreement sets forth the terms of grants for performance phantom units to certain participants under the Plan, including the Partnership’s executive officers. The awards will vest at the end of a performance period ending on February 16, 2020, will be adjusted based on the achievement of relative total unitholder return compared to a peer group of companies, and may range from 0% to 200% of the target number of performance phantom units granted. The Partnership’s peer group may be determined from time to time by the Board or any committee designated by the Board to administer the Plan. Any unvested performance phantom units will be forfeited under certain circumstances regarding termination.

Each performance phantom unit granted under the Award Agreement is granted in tandem with an accompanying distribution equivalent right, which entitles the grantee to receive payments in an amount equal to any distributions made by the Partnership with respect to the common units underlying the performance phantom units.

The foregoing description is qualified in its entirety by reference to the actual terms of the Award Agreement and Phantom Units Summary which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

*10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement
*10.2	Tesoro Logistics LP 2017 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet
______________
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2017

TESORO LOGISTICS LP

By:	Tesoro Logistics GP, LLC Its general partner
By:	/s/ BLANE W. PEERY
Blane W. Peery Vice President and Controller

Index to Exhibits

Exhibit Number	Description
*10.1	Form of Tesoro Logistics LP 2011 Long-Term Incentive Plan Performance Phantom Unit Agreement
*10.2	Tesoro Logistics LP 2017 Grant of Performance-Vesting Phantom Units and Tandem DERs Term Sheet

*Filed herewith